CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File No. 33-04077) of our report dated February 1, 2002 relating to the December 31, 2001 financial statements of First Investors Multi-State Insured Tax Free Fund, which are included in said Registration Statement.



                                               /s/ Tait, Weller & Baker

                                               TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 13, 2002